December 7, 2007

Delphi Corporation
5725 Delphi Drive
Troy, Michigan 48098
Attention: John Sheehan

                    EQUITY PURCHASE AND COMMITMENT AGREEMENT
                                  WAIVER LETTER

Dear Sir:

          This letter, as detailed below, is a limited waiver of certain provisions of the Equity Purchase and Commitment Agreement, dated as of August 3, 2007, as amended (the "EPCA") by and among A-D Acquisition Holdings, LLC, Harbinger Del-Auto Investment Company, Ltd., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, Goldman, Sachs & Co., Pardus DPH Holding LLC, and Delphi Corporation (as a debtor-in-possession and a reorganized debtor). All capitalized terms referred to herein, but not herein defined shall have the meanings ascribed to such term in the EPCA.

          Since August 3, 2007, the Investors and the Company have been exploring with each other possible modifications to the EPCA and certain related transaction documents (the "Explorations"), which modifications are or were documented by (i) the documents attached to that certain proposal letter dated the date hereof, executed by the Investors and addressed to the Company, (ii) the documents attached to that certain proposal letter dated November 14, 2007 executed by the Investors and addressed to the Company and (iii) the documents attached to that certain proposal letter dated October 29, 2007 executed by certain of the Investors and addressed to the Company (collectively, the "Modifications").

          The Investors and the Company confirm and agree that none of the Explorations, the Modifications or any actions taken in furtherance thereof constitutes a Change of Recommendation or a breach of the EPCA by any party.

          The Investors also hereby waive, pursuant to Section 9(b) of the EPCA, the conditions set forth in Sections 9(a)(v) and 9(a)(vi) to the extent the Explorations, the Modifications or any actions taken in furtherance thereof would cause either of the conditions set forth in Section 9(a)(v) or 9(a)(vi) not to be satisfied. The Investors, including ADAH, also

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hereby waive any right to terminate the EPCA pursuant to Section 12(d)(vi) and receive any Alternate Transaction Fee pursuant to Section 12(g) to the extent such termination right or a right to an Alternate Transaction Fee is triggered or arises as a result of the Explorations, the Modifications or any actions taken in furtherance thereof. The Company hereby waives any right to terminate the EPCA pursuant to Section 12(f)(ii) to the extent such termination right is triggered or arises as a result of the Explorations, the Modifications or any actions taken in furtherance thereof.

          Additionally, the Company acknowledges and agrees that none of the Explorations or the Modifications or the delivery by the Investors of any documents contemplated by the Modifications shall be considered acceptance or approval for purposes of the EPCA of any Material Investment Document, financing document or the Plan at any time prior to the time that the Modifications are fully executed by all parties and have become effective.

          The parties hereto agree that this letter shall not be deemed to constitute a waiver of any existing right or remedy not expressly stated herein.

          Except to the extent expressly waived hereby, the parties hereto expressly reserve all rights and remedies available to the parties for the full protection and enforcement of their rights or remedies under the EPCA or any of the other documents referred to in the second paragraph of this letter, without prejudice to any rights or remedies that the parties may now have or may have in the future under or in connection with the EPCA or any of the other documents referred to in the second paragraph of this letter.

          This letter may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          THIS LETTER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

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          Except as specifically stated herein, the EPCA shall continue in full force and effect in accordance with the provisions thereof.

                                                   DELPHI CORPORATION


                                                   By: /s/ John D. Sheehan
                                                       -------------------------
                                                   Name:  John D. Sheehan
                                                   Title: VP & CRO

                                                   A-D ACQUISITION HOLDINGS, LLC


                                                   By: /s/ James E. Bolin
                                                       -------------------------
                                                   Name:  James E. Bolin
                                                   Title: Partner

                                                   HARBINGER DEL-AUTO
                                                   INVESTMENT COMPANY, LTD.


                                                   By: /s/ William R. Lucas, Jr.
                                                       -------------------------
                                                   Name:  William R. Lucas, Jr.
                                                   Title: Vice President

                                                   MERRILL LYNCH, PIERCE, FENNER
                                                    & SMITH INCORPORATED


                                                   By: /s/ Graham Goldsmith
                                                       -------------------------
                                                   Name:  Graham Goldsmith
                                                   Title: Managing Director

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                                                   UBS SECURITIES LLC


                                                   By: /s/ Steven D. Smith
                                                       -------------------------
                                                   Name:  Steven D. Smith
                                                   Title: Managing Director


                                                   By: /s/ Andrew Kramer
                                                       -------------------------
                                                   Name:  Andrew Kramer
                                                   Title: Managing Director

                                                   PARDUS DPH HOLDING LLC


                                                   By: /s/ Joseph Thornton
                                                       -------------------------
                                                   Name:  Thornton
                                                   Title:

                                                   GOLDMAN, SACHS & CO.


                                                   By: /s/ Thomas A. Wagner
                                                       -------------------------
                                                   Name:  Thomas A. Wagner
                                                   Title: Managing Director

cc:

White & Case LLP
Wachovia Financial Center
200 South Biscayne Boulevard
Suite 4900
Miami, Florida 33131-2352
Facsimile: (305) 358-5744/5766
Attention: Thomas E. Lauria

White & Case LLP
1155 Avenue of the Americas
New York, New York 10036-2787
Facsimile: (212) 354-8113
Attention: John M. Reiss
           Gregory Pryor

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Harbinger Del-Auto Investment Company, Ltd.
c/o Harbinger Capital Partners Offshore Manager, LLC
555 Madison Avenue, 16th Floor
New York, NY 10022
Facsimile: (212) 521-6972
Attn: Philip A. Falcone

Harbert Management Corp.
One Riverchase Parkway South
Birmingham, AL 35244
Facsimile: (205) 987-5505
Attention: General Counsel

Kaye Scholer LLP
425 Park Avenue
New York, NY  10022-3598
Facsimile: (212) 836-8689
Attention  Benjamin Mintz and Lynn Toby Fisher

Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York  10080
Facsimile: (212) 449-0769
Attention: Robert Spork / Rick Morris

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York  10019-6064
Facsimile: (212) 757-3990
Attention: Andrew N. Rosenberg

UBS Securities LLC
299 Park Avenue
New York, New York  10171
Facsimile: (212) 821-3008 / (212) 821-4042
Attention: Steve Smith / Osamu Watanabe

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York  10006
Facsimile: (212) 225-3999
Attention: Leslie N. Silverman

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Goldman, Sachs & Co.
1 New York Plaza
New York, NY  10004
Facsimile: (212) 823-0145
Attention: Donald Mullen / Tom Wagner

Goldman, Sachs & Co.
1 New York Plaza
New York, NY  10004
Facsimile: (212) 428-4769
Attention: Sandip Khosla

Sullivan & Cromwell LLP
125 Broad Street
New York, NY  10004
Facsimile: (212) 558-3588
Attention: Robert Reeder

Pardus DPH Holding LLC
590 Madison Avenue
Suite 25E
New York, NY 10022
Facsimile: (212) 381-7771
Attention: Timothy Bass

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, N.Y. 10019-6099
Facsimile: (212) 728-8111
Attention: Rachel C. Strickland
           Morgan D. Elwyn

Delphi Corporation
5725 Delphi Drive
Troy, Michigan 48098
Attention: David Sherbin / Sean Corcoran - Facsimile: (248) 813-2491

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Facsimile: (212) 735-2000/1
Attention: Eric L. Cochran
           Marie L. Gibson

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Skadden, Arps, Slate, Meagher & Flom LLP
333 West Wacker Drive
Chicago, IL 60606
Facsimile: (312) 407-0411
Attention: John Wm. Butler, Jr.
           George Panagakis

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